                                                                  Exhibit 21.
                                                                  -----------
                        GREEN TREE FINANCIAL CORPORATION
                                  SUBSIDIARIES

     The following is a list of the Company's subsidiaries which are all owned 100% by Green Tree Financial Corporation who is the ultimate or immediate parent:

                                                       STATE OF
     NAME OF SUBSIDIARY                             INCORPORATION
     ------------------                             -------------

     Green Tree Financial Servicing Corporation       Delaware

     Green Tree Financial Corp.- Alabama              Delaware

     Green Tree Financial Corp.- Texas                Delaware

     Green Tree Credit Corp.                          New York

     Green Tree Consumer Discount Company             Pennsylvania

     Piper Financial Services, Inc.                   Minnesota

     Green Tree Retail Services Bank                  South Dakota

     Consolidated Acceptance Corporation              Nevada

     Rice Park Properties Corporation                 Minnesota

     Woodgate Consolidated Incorporated               Texas

     Woodgate Utilities Incorporated                  Texas

     Green Tree Finance Corp.-One                     Minnesota

     Green Tree Finance Corp.-Two                     Minnesota

     Green Tree Finance Corp.-Three                   Minnesota

     Green Tree Finance Corp.-Four                    Minnesota

     Green Tree Finance Corp.-Five                    Minnesota

     Green Tree Manufactured Housing Net
       Interest Margin Finance Corp. I                Delaware

     Green Tree Manufactured Housing Net
       Interest Margin Finance Corp. II               Delaware

     Green Tree Floorplan Funding Corp.               Delaware

     Green Tree Guaranty Corporation                  Minnesota

     Green Tree Vehicles Guaranty Corporation         Minnesota

                                                       STATE OF
     NAME OF SUBSIDIARY                             INCORPORATION
     ------------------                             -------------

     MaHCS Guaranty Corporation                       Delaware

     Green Tree RECS Guaranty Corporation             Minnesota

     Green Tree Life Insurance Company                Arizona

     Consolidated Casualty Insurance Company          Arizona

     Green Tree Agency, Inc.                          Minnesota

     Green Tree Agency of Alabama, Inc.               Alabama

     Green Tree Agency of Nevada, Inc.                Nevada

     GTA Agency, Inc.                                 New York

     Crum-Reed General Agency, Inc.                   Texas


                                     -185-